EXHIBIT 99.1

Apollo Strategic Growth Capital II Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

NEW YORK, November 10, 2023 – Apollo Strategic Growth Capital II (NYSE: APGB) (the “Company”), a publicly-traded special purpose acquisition company, today announced that it will liquidate and dissolve the Company in accordance with the provisions of the Company’s fourth amended and restated memorandum and articles of association, as amended (the “Amended and Restated Memorandum and Articles of Association”). Accordingly, the Company will redeem all of its outstanding Class A ordinary shares, par value $0.00025 (the “public shares”), effective as of November 28, 2023.

As stated in the Amended and Restated Memorandum and Articles of Association, if the Company is unable to complete an initial business combination by February 12, 2024, or such earlier date as determined by the Company’s board of directors in its sole and absolute discretion, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under the Companies Act (as amended) of the Cayman Islands to provide for claims of creditors and other requirements of applicable law.

The per-share redemption price for the public shares will be approximately $10.58 (the “Redemption Amount”). The balance of the trust account as of November 10, 2023 was approximately $189,530,913.39, which includes approximately $10,429,733.39 in interest income. In accordance with the terms of the related trust agreement, the Company expects to retain up to $100,000 of the interest income from the trust account to pay dissolution expenses. Accordingly, there is expected to be a total of $189,430,913.39 available for redemption of the 17,910,118 public shares outstanding, which results in a redemption price of approximately $10.58 per share.

The last day that the Company’s securities will trade on the New York Stock Exchange (“NYSE”) will be November 27, 2023. As of November 28, 2023, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

Beneficial owners of public shares held in “street name” will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and the shares underlying the private placement warrants. After November 28, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Apollo Strategic Growth Capital II

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. It was formed to pursue an initial business combination target in any business or industry.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, filed with the Commission on April 5, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Commission on August 14, 2023. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Apollo Strategic Growth Capital II

For investors please contact:

info@apollostrategicgrowthcapitalii.com

For media inquiries please contact:

communications@apollo.com